Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-276430 and 333-276597 on Form F-1 of our report dated April 22, 2026 relating to the financial statements of C3is Inc., appearing in the Annual Report on Form 20-F of C3is Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

May 5, 2026